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                                                                   EXHIBIT 5.1

                     [MORRIS, MANNING & MARTIN LETTERHEAD]



                             November 19, 1999


Optio Software, Inc.
3015 Windward Fairways II
Alpharetta, Georgia 30005

     Re:  REGISTRATION STATEMENT ON FORM S-1 - REGISTRATION NO. 333-89181

Ladies and Gentlemen:

     We have served as counsel for Optio Software, Inc., a Georgia corporation ("Optio"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to Optio's Registration Statement on Form S-1 (No9. 333-89181) (the "Registration Statement"), for the proposed public offering of 5,000,000 shares (the "Shares") of the Company's authorized common stock, no par value (the "Common Stock"), all of which are to be sold by Optio. In addition, Optio has granted to the underwriters an option to purchase 750,000 shares of Common Stock to cover over-allotments, if any (the "Over-Allotment Shares").

     We have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of Optio and to the authorization and issuance of the outstanding shares of Common Stock, the Shares and the Over-Allotment Shares to be sold by Optio, as appropriate, as we have deemed necessary and advisable.

     Based upon the foregoing and having regard for such legal considerations that we have deemed relevant, it is our opinion that:

          1. The 5,000,000 Shares to be issued and sold by Optio will be, upon issuance, sale and delivery as contemplated in the Registration Statement, legally and validly issued, fully paid and nonassessable.

          2. The Over-Allotment Shares to be sold by Optio, upon the exercise of over-allotment option by the Underwriters, will be legally and validly issued, fully paid and nonassessable.

     We do hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement and to the filing of this Opinion as Exhibit 5.1 thereto.

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Optio Software, Inc.
November 19, 1999
Page 2



                                              Respectfully,

                                              MORRIS, MANNING & MARTIN, L.L.P.